Exhibit 99.1

Investor Contact:	Deepak Chaudhry
Phone:	(812) 962-5095

Media Contact:	Eva Schmitz
Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Accuride Corporation Reports First Quarter Results for 2005

Acquires Transportation Technologies Industries, Inc.

Pro Forma Revenues increased by 32.8%

Pro Forma Adjusted EBITDA rises by 30.5%

EVANSVILLE, Ind. – May 11, 2005 – Accuride Corporation (NYSE: ACW), one of the largest and most diversified manufacturers of commercial vehicle components in North America, today announced net sales of $272.6 million for the first quarter ended March 31, 2005.  This compares to net sales of $111.4 million for the first quarter of 2004, an increase of 144.7%.  Net income for the quarter was $0.2 million, or $0.01 per diluted share, compared to $4.6 million, or $0.30 per diluted share, for the first quarter of 2004.  Refinancing costs related to the acquisition of Transportation Technologies Industries Inc. (“TTI”) totaling $19.4 million on a pre-tax basis are included in the results for the first quarter.

Completion of Initial Public Offering

Subsequent to the quarter end the Company successfully completed its initial public offering of 11 million shares of its common stock on the New York stock exchange, priced at $9 per share.  Total net proceeds after expenses of approximately $93 million were used to pay down term loan debt without any penalty.

Pro Forma Results for TTI acquisition and IPO

Results for the first quarter of 2005 included the effects of the Company’s acquisition of TTI on January 31, 2005.  On a pro forma basis had TTI been acquired and related refinancing completed on January 1, 2005, the Company’s net sales were $326.9 million compared to pro forma net sales of $246.2 million for the prior year, an increase of 32.8%.

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Adjusted EBITDA of $42.8 million for the first quarter ended March 31, 2005, is up from $21.9 million for the first quarter of 2004, an increase of 95.4%.  Pro forma Adjusted EBITDA was $47.1 million for the first quarter of 2005 compared to pro forma Adjusted EBITDA of $36.1 million for the prior year.  The reconciliation of Adjusted EBITDA for the Company to the most directly comparable GAAP measure is set forth in the accompanying schedules.

Pro forma as adjusted operating earnings in the first quarter of 2005 were $14.8 million compared to $7.4 million in 2004.  Pro forma as adjusted operating earnings per share was $0.43 compared to $0.22 in the prior year, an increase of 95.4%.  The reconciliation of operating earnings for the Company to the most directly comparable GAAP measure is set forth in the accompanying schedules.

During the quarter, in connection with the TTI acquisition, the Company entered into senior secured credit facilities consisting of a $550 million term loan and a $125 million revolving credit facility and sold $275 million in aggregate principal of 8.5% senior subordinated notes due 2015.  At the same time the Company discharged other senior and subordinated indebtedness, the effect of which will be to reduce the Company’s annual interest cost by approximately $20 million per year.

“We are pleased with the results of the quarter.  In addition to completing the acquisition of TTI and a major refinancing of our balance sheet, we are proud to be listed on the New York Stock Exchange,” said Terry Keating, Accuride’s President and CEO.  “The advantages of the increased size and breadth of the Company when combined with TTI will significantly strengthen our strategic position as a commercial vehicle component supplier.  The combination, together with the reduced leverage following our IPO, positions us well for strong earnings growth.”

2005 Outlook

“Economic activity remains robust and occasional month-to-month order fluctuations notwithstanding, we see strong demand, especially in the heavy-duty truck market, for the remainder of 2005,” continued Keating.  “The Company continues to benefit from truck demand generated by growing freight and significant pent-up demand from aging truck fleets.”

Assuming current industry demand levels, the Company expects its Adjusted EBITDA for 2005 to be in the area of $205 million on a pro forma basis accounting for the acquisition of TTI as though it had been acquired on January 1, 2005.

The Company will provide updates to annual earnings guidance only as part of its earnings release.

The Company will conduct a conference call to review and discuss its first quarter results on Wednesday, May 11, 2005, at 11:30 a.m. CDT.  The phone number to access the conference call is (800) 510-0219 in the United States, or (617) 614-3451 internationally.  A replay will be available beginning May 11, 2005, at 1:30 p.m. CDT, through May 17, 2005, by calling (888) 286-8010 in the United States, or (617) 801-6888 internationally, access code 67474132.  The financial results for the three-month period ended March 31, 2005, will also be archived at http://www.accuridecorp.com.

Accuride Corporation is one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America.  Accuride’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other commercial vehicle components.  Accuride’s products are marketed under its brand names, which include Accuride, Gunite, Imperial, Bostrom, Fabco and Brillion.  For more information, visit Accuride’s website at http://www.accuridecorp.com.

Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, hopes, beliefs and intentions on strategies regarding the future and statements related to the effect of the TTI acquisition on Accuride’s future results.  It is important to note that the Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to, the ability to successfully integrate the above described acquisition, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.  Accuride assumes no obligation to update the information included in this release.

The unaudited pro forma consolidated statement of operations have been adjusted to give effect to acquisition and related financings as if these events occurred on January 1, 2004 and 2005.  The unaudited pro forma financial data are for informational purposes only and does not purport to present what our results of operations and financial condition would have been had the acquisition and related financing actually occurred on these earlier dates, nor do they project our results of operations for any future period or our financial condition in the future.  In addition, the pro forma adjustments, as described herein, may differ from preliminary estimates when the respective transactions occur or the purchase accounting analysis is complete.

ACCURIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Historical Results (Restated)(1)		Pro Forma Results
	Three Months Ended March 31,		Three Months Ended March 31,
	2005	2004	2005	2004
NET SALES	$272,616	$111,401	$326,946	$246,181
COST OF GOODS SOLD	226,364	89,783	273,536	205,526
GROSS PROFIT	46,252	21,618	53,410	40,655

OPERATING EXPENSES:
Selling, General & Administrative	15,345	6,371	19,789	18,097

INCOME FROM OPERATIONS	30,907	15,247	33,621	22,558

OTHER INCOME (EXPENSE):
Interest Income	81	25	81	25
Interest (Expense)	(12,548)	(9,213)	(12,090)	(12,910)
Refinancing Costs and Loss on extinguishment of debt	(19,438)	—	(19,438)	—
Equity in Earnings of Affiliates	179	138	179	138
Other Income, Net	(134)	139	(137)	141

INCOME (LOSS) BEFORE INCOME TAXES	(953)	6,336	2,216	9,952

INCOME TAX PROVISION (BENEFIT)	(1,141)	1,772	(36)	3,165

NET INCOME	$188	$4,564	$2,252	$6,787

Weighted average common shares outstanding - Basic	19,968	14,656	22,623	22,621

Basic income per share	$0.01	$0.31	$0.10	$0.30

Weighted average common shares outstanding - Diluted	20,676	15,369	23,331	23,334

Diluted income per share	$0.01	$0.30	$0.10	$0.29

Note:

(1)   Effective January 1, 2005, the Company changed its inventory costing method from the last-in, first-out (“LIFO”) method to the first-in, first-out (“FIFO”) method at several business units.  In accordance with generally accepted accounting principles (“GAAP”), the change has been applied by restating the prior years financial statements.

ACCURIDE CORPORATION

CONSOLIDATED ADJUSTED EBITDA

(DOLLARS IN THOUSANDS)

(UNAUDITED)

	Historical Results (Restated)(1)		Pro Forma Results
	Three Months Ended March 31,		Three Months Ended March 31,
	2005	2004	2005	2004
NET INCOME	$188	$4,564	$2,252	$6,787
Net Interest Expense	31,905	9,188	31,447	12,885
Income Tax Expense (Benefit)	(1,141)	1,772	(36)	3,165
Depreciation and Amortization	9,917	6,296	11,521	11,100
EBITDA	40,869	21,820	45,184	33,937
Restructuring, severance and other charges(2)	1,753	240	1,753	2,273
Items related to our credit agreement(3)	134	(139)	137	(141)
ADJUSTED EBITDA	$42,756	$21,921	$47,074	$36,069

Note:

(1)   Effective January 1, 2005, the Company changed its inventory costing method from the last-in, first-out (“LIFO”) method to the first-in, first-out (“FIFO”) method at several business units.  In accordance with generally accepted accounting principles (“GAAP”), the change has been applied by restating the prior years financial statements.

(2)   For the three months ended March 31, 2005, Adjusted EBITDA represents net income (loss) before net interest expense, income tax (expense) benefit, depreciation and amortization, plus (i) $1.8 million for costs related to the sale of inventory that has been adjusted to fair value.  Item (i) affected gross profit.  For the three months ended March 31, 2004, Adjusted EBITDA represents net income (loss) before net interest expense, income tax (expense) benefit, depreciation and amortization, plus (i) $0.2 million for costs associated with the fire damage and resulting business interruption sustained at our facility in Cuyahoga Falls, Ohio, in August 2003.  Item (i) affected gross profit.  For the three months ended March 31, 2005, pro forma Adjusted EBITDA represents net income (loss) before net interest expense, income tax (expense) benefit, depreciation and amortization, plus (i) $1.8 million for costs related to the sale of inventory that has been adjusted to fair value.  Item (i) affected gross profit.  For the three months ended March 31, 2004, pro forma Adjusted EBITDA represents net income (loss) before net interest expense, income tax (expense) benefit, depreciation and amortization, plus (i) $0.2 million for costs associated with the fire damage and resulting business interruption sustained at our facility in Cuyahoga Falls, Ohio, in August 2003, (ii)  $1.8 million for costs related to the sale of inventory that has been adjusted to fair value, (iii) $0.3 million for costs related to professional fees for the 2001 audit performed in connection with TTI’s proposed initial public offering.  Items (i) and (ii) affected gross profit.  Item (iii) affected SG&A.

(3)   Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the three months ended March 31, 2004, items related to our credit agreement consist of foreign currency gains and other income of $0.1 million.  For the three months ended March 31, 2005, items related to our credit agreement consist of foreign currency losses and other income of $0.1 million.

ACCURIDE CORPORATION

CONSOLIDATED PRO FORMA AS ADJUSTED OPERATING EARNINGS

(THOUSANDS EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2005	2004
PRO FORMA NET INCOME	$2,252	$6,787
Plus: Adjustment for IPO(1)	671	671
PRO FORMA AS ADJUSTED NET INCOME	2,923	7,458
Excluding Refinancing Costs and Loss on extinguishment of debt(2)	11,857	—
PRO FORMA AS ADJUSTED OPERATING EARNINGS	$14,780	$7,458

	Three Months Ended March 31,
	2005	2004

PRO FORMA AS ADJUSTED NET INCOME PER SHARE	$0.08	$0.22
Excluding Refinancing Costs and Loss on extinguishment of debt(2)	0.35	—
PRO FORMA AS ADJUSTED OPERATING EARNINGS PER SHARE	$0.43	$0.22

	Three Months Ended March 31,
	2005	2004

PRO FORMA WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	23,331	23,334
Plus: Adjustment for IPO(1)	11,000	11,000
PRO FORMA AS ADJUSTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	34,331	34,334

Note:

(1)   Adjustment for IPO assumes completion of the previously announced initial public offering on January 1, 2004 and 2005.  Assumptions include 11.0 million shares issued at $9.00 with net proceeds of $93 million used to pay down term loan debt at 4.65%.  Net impact is an after-tax reduction in interest costs including amortization of deferred financing costs assuming an effective tax rate of 39%.

(2)   Net impact is after-tax assuming an effective tax rate of 39%.

Note:

Adjusted EBITDA is not intended to represent cash flow as defined by generally accepted accounting principles (“GAAP”) and should not be considered as an indicator of cash flow from operations.  Adjusted EBITDA represents net income (loss) before net interest expense, income tax (expense) benefit, depreciation and amortization plus non-recurring items.  However, other companies may calculate Adjusted EBITDA differently.  Accuride has included information concerning Adjusted EBITDA in this press release because Accuride’s management and our board of directors use it as a measure of our performance to internal business plans to which a significant portion of management incentive programs are based.  In addition, future investment and capital allocation decisions are based on Adjusted EBITDA.  Investors and industry analysts use Adjusted EBITDA to measure the Company’s performance to historic results and to the Company’s peer group.  The Company has historically provided the measure in previous press releases and believes it provides transparency and continuity to investors for comparable purposes.  Certain financial covenants in our borrowing arrangements are tied to similar measures.

Pro forma as adjusted operating earnings and pro forma as adjusted operating earnings per share differ from the most directly comparable measure calculated in accordance with GAAP.  A reconciliation of each of these measures to the most directly comparable GAAP measure is included in this earnings release.  Management believes that these measures are useful to investors because they exclude transactions of an unusual nature, allowing investors to more easily compare the Company’s performance from period to period.

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